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                                                                  Exhibit (p)(2)

                           INTRUST Financial Services

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                                 CODE OF ETHICS

While the Firm is confident of its employees' integrity and good faith, there are certain instances where employees possess knowledge regarding present or future transactions or have the ability to influence portfolio transactions made by the Firm for its clients in securities in which they personally invest. In these situations personal interest may conflict with that of the Firm's clients.

In view of the above, the Firm has adopted this Code of Ethics to establish reporting requirements and enforcement procedures designated to prohibit potential conflicts of interest.

19.1 Statement of General Principles

In recognition of the trust and confidence placed in the Firm by its clients and to stress its belief that its operations are directed to the benefit of its clients, the Firm has developed and adopted the following general principles to guide its employees, officers, and directors:

         1. The interests of the clients are paramount and all associated persons of the Firm must conduct themselves in such a manner that the interests of the clients take precedence over all others.

         2. All personal securities transactions by associated persons of the Firm must be accomplished in such a way as to avoid any conflict between the interest of the Firm's clients and the interest of any associated person of the Firm.

         3. All associated persons of the Firm must avoid actions or activities that allow personal benefit or profit from their position with regard to the Firm's clients.

19.2 Definitions

         1. "Access Person" is any director, officer, or associated person of the firm who makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations relating to the purchase or sale of securities for the Firm on behalf of a client.

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         2.       "Beneficial Ownership" of a security - a person is considered to be a beneficial owner of any securities in which he has a direct or indirect monetary interest or is held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

         3. "Control" means the power to exercise a controlling influence over the management or policies of a Firm, unless such power is solely the result of an official position with such Firm. Ownership of 25% or more of a Firm's outstanding voting security is presumed to give the holder control over the Firm.

         4. "Investment Personnel" means all Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities or who execute or help execute transactions based on recommendations regarding the purchase or sale of securities with respect to the clients of the firm.

         5. "Portfolio Manager" means an employee of the firm entrusted with the direct responsibility and authority to make investment decisions.

         6. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a security.

         7.       "Security" shall have the same meaning as that set forth in
                  Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, banker's acceptances, bank certificates of deposit, commercial paper and registered, open-end mutual funds.

         8. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         9. A Security is "being purchased or sold" by the clients from the time when a purchase or sale has been communicated to the Firm until the time when such transaction has been fully completed or terminated.

19.3 Prohibited Purchases and Sales of Securities

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No Access Person shall, in connection with the purchase or sale of a security, directly or indirectly:

         1.       employ any device, scheme or artifice to defraud;

         2. make any untrue statement of a material fact or omit to state a material fact;

         3. engage in any act, practice or course of business which would operate as a fraud or deceit; and

         4.       engage in any manipulative practice.

19.4 Pre-Clearance of Transactions

The following transactions by Investment Personnel must be approved in advance by the designated supervisor:

         1. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the clients.

         2. purchases or sales of securities which are not eligible for purchase or sale by any client, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the clients and their series, and undertakings made to regulatory authorities.

         3. transactions which the designated supervisor after consideration of all the facts and circumstances, determines to be in violation of Section 15.3 and to present no reasonable likelihood of harm to the clients.

         4.       Purchases of securities in a Limited Offering.

19.5 Permitted Exceptions

         Purchases and sale of the following Securities are exempt from the restrictions set forth in Section 19.4 above if such purchases and sales comply with the pre-clearance requirements of Section 19.4 above (provided that purchases and sales of Mutual Funds, U.S. Government Securities and Money Market Funds need not comply with the pre-clearance requirements of Section 19.4 above):

                  1. Equity Securities of a class having a market capitalization in excess of $1 billion, and

                  2. Equity Securities of a class having a market capitalization in excess of $500 million if the transaction in question, and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days, does not exceed $10,000 or 100 shares.

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19.6 Additional Restrictions and Requirements

         1. No Access Person shall accept or receive any gift in excess of $100 value from any person or entity that does business with or on behalf of the Firm.

         2. No Access Person shall purchase or sell, directly or indirectly, any security which, to the Access Person's actual knowledge, is at the time of such purchase or sale being purchased or sold or being considered for purchase or sale by the firm for clients of the firm.

         3. Each Access Person must have duplicate monthly statements for all brokerage accounts in which the Access Person has any beneficial interest and trade confirmations for all transactions in those accounts sent to the designated supervisor.

         4. Access Persons are prohibited from acquiring securities in an initial public offering.

         5. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved by the Firm.

         6. Investment Personnel are subject to the following trading restrictions:

                  o Investment Personnel who purchase a security within three calendar days before any client purchases the same (or a related) security are prohibited from selling the security for a period of sixty days following the client trade. If Investment Personnel make a prohibited sale within the sixty day period, the Investment Personnel involved may be required to relinquish any gain from the transaction.

                  o Investment Personnel who sell a security within three days before any client sells the same (or a related) security may, upon review by the Designated Supervisor, be required to relinquish to the appropriate client account the difference between the Investment Personnel's sale price and the sale price of the client account, assuming the Investment Personnel's sale price is higher, if the Designated Supervisor determines that the sale was inappropriate.

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19.7 Reporting Obligation

         1. The Adviser shall create and maintain a listing of all Access Persons, Investment Personnel, and designated supervisors.

         2. The designated supervisor shall inform each access person of their reporting obligations under this Code.

         3. Each Access Person shall report positions and transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in accordance with the requirements of Section 19.7 hereunder.

19.8 Reports

         1. No later than 10 days after the person becomes an access person, each access person shall submit a report to the designated supervisor including the following information:

         (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (C) The date that the report is submitted by the Access Person.

         2. Not later than 30 days after the end of each quarter each Access Person shall submit a report in the form of Exhibit D attached hereto to the designated supervisor which includes the following information:

         (A) The title, number of shares and principal amount of each Covered Security traded during the calendar quarter which the Access Person had any direct or indirect beneficial ownership;

         (B) The date that the report is submitted by the Access Person.

         3. Not later than 30 days after the end of each year each Access Person shall submit a report to the designated supervisor which includes the following information:

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         (A) The title, number of shares and principal amount of each Covered
         Security in which the Access Person had any direct or indirect beneficial ownership;

         (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (C) The date that the report is submitted by the Access Person.

19.9 Review and Enforcement

The designated supervisor shall review reported personal securities transactions, brokerage statements, and/or the clients' securities transactions to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the designated supervisor shall give such person an opportunity to supply additional explanatory material.

If the designated supervisor determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to Counsel of the Adviser, who shall make an independent determination as to whether a violation has occurred.

If the Counsel finds that a violation has occurred, the Counsel shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed.

19.10 Records

The Firm shall maintain records in the manner and to the extent set forth below, and will make them available for examination by representatives of the Securities and Exchange Commission.

         1. A copy of this Code and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

         2. A record of any violation of this Code and any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         3. A copy of each report made by an officer or supervisor pursuant to this Code shall be preserved for a period of not less than five (5) years from the

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                  end of the fiscal year in which it is made, the first (2) two years in an easily accessible place; and

         4. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

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                           INTRUST FINANCIAL SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT A

The following Covered Persons are considered Access Persons under the IFS Code of Ethics:

         All INTRUST Financial Services Personnel and INTRUST Financial Services Directors

The following Covered Persons are considered Access Persons and Investment Personnel under the IFS Code of Ethics:

               Hugo Ernst
               Tom Gangel
               Chris Walker
               Paul Moore
               Mike Colgan

SUPERVISORS FOR REVIEW AND PRE-CLEARANCE

         IFS Directors should provide required information and certification to the Wealth Management Risk Manager

         Investment Personnel Reporting and Pre-Clearance

                  All required information, certifications and pre-clearance requests should be directed to the IFS President.

                  Pre-Clearance should be directed to Hugo Ernst, Tom Gangel, the IFS Compliance Administrator, the Wealth Management Risk Manager or the INTRUST Wealth Management Compliance Officer

REPOSITORY OF REQUIRED INFORMATION

         Either the original or a copy of required information, certifications or pre-clearance requests shall be retained by the INTRUST Wealth Management Risk Manager

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                           INTRUST FINANCIAL SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT B

                        INITIAL AND ANNUAL CERTIFICATION

         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the INTRUST Financial Services ("IFS") Code of Ethics. I further certify that, during the time of my affiliation with IFS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

         As an Access Person/ Investment Person under this Code, I certify that I will comply or have complied with the Transaction Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker dealer or bank with whom I have an account or accounts to send to the IFS Code Compliance Officer duplicate copies of all confirmations and statements relating to my accounts.


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Print or Type Name


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Signature


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Date

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                           INTRUST FINANCIAL SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT C

NAME AND ADDRESS OF               ACCOUNT NUMBER(S)       NEW OR
BROKER, DEALER OR BANK(S)                                 EXISTING A/C

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Attached are the Covered Securities beneficially owned by me as of the date of the Initial and Annual Holdings Report.


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Print or Type Name


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Signature


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Date

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                                                                       EXHIBIT D

          INTRUST FINANCIAL SERVICES CODE OF ETHICS TRANSACTION REPORT

         I hereby certify that the Covered Securities described (or attached hereto in the quarterly or annual statement from my broker, dealer, or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information lawfully obtained by me through independent research. My decision to enter into such personal securities transaction(s) was not based upon information obtained as a result of my affiliation with IFS.

COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security      Trade   Number of    Per Share   Principal   Interest   Maturity   Name of Broker,   Bought (B)or
Description   Date    Shares       Price       Amount      Rate       Date       Dealer, Bank      Sold (S)
Symbol/CUSIP

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

------------  -----   -----------  ---------   ----------  ---------  ---------  ---------------   ---------------

         This transaction Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.


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Print or Type Name


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Signature                                      Date

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                       CERTIFICATION OF INVESTMENT ADVISOR

I, Hugo Ernst, being the duly elected President of INTRUST Financial Services, Inc. ("IFS"), the Investment Advisor for the American Independence Funds, DO HEREBY CERTIFY that IFS has adopted as of March 10, 2000 a Code of Ethics of IFS, a copy of which is attached to this certification. I DO HEREBY FURTHER CERTIFY that said Code of Ethics is in full force and effect and that procedures are in place to enforce compliance with the requirements of the Code.

                                   INTRUST Financial Services, Inc.

Date: May 3, 2000                  BY:  /s/ Hugo H. Ernst
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                                   Hugo Ernst
                                   President

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